Exhibit 99.2

   SERVICE CORPORATION INTERNATIONAL INCREASES SHARE REPURCHASE AUTHORIZATION
             TO $200 MILLION AND PROVIDES FINANCIAL OUTLOOK FOR 2007

    HOUSTON, Feb. 19 /PRNewswire-FirstCall/ -- Service Corporation International (NYSE: SCI) announced today an increase of $164 million in its previously authorized share repurchase program, that, together with previously available amounts provide for a total authorization of $200 million for future share repurchases. Since late 2004, SCI has purchased approximately 51.1 million shares at an average price of $7.11 per share. SCI has made and intends to make share repurchases from time to time in the open market or through privately negotiated transactions, subject to market conditions and existing debt covenants.

    SCI also provided its fiscal year 2007 outlook today for anticipated financial results from continuing operations. Commenting on the outlook for the coming year, Tom Ryan, President and CEO, said, "We expect 2007 to be a year of substantial growth for SCI. The Alderwoods acquisition will have a considerable impact on our operations in 2007. In addition to including Alderwoods' businesses in our results, we expect to achieve significant cost- savings and other synergies as a result of the acquisition. In 2007, we also expect to see considerable benefit from the implementation of standardized operating metrics and continued favorable results from our strategic pricing initiative."

    2007 Financial Outlook

    In millions, Except earnings per share and gross margin percentage

    Funeral revenues                                $1,500 to $1,600
    Funeral gross margin percentage                    20% to 24%
    Cemetery revenues                                 $700 to $740
    Cemetery gross margin percentage                   14% to 17%
    Diluted earnings per share from continuing
     operations excluding special items (A)           $.46 to $.52
    Cash flows from operations before
     certain items (B)                                $400 to $450

    (A) Diluted earnings per share from continuing operations excluding special items is a non-GAAP financial measure. We normally reconcile this financial measure to diluted earnings per share from continuing operations; however, diluted earnings per share from continuing operations calculated in accordance with GAAP is not currently accessible on a forward-looking basis. For a summary of information that is unavailable, see the discussion under "Assumptions" below.

    (B) The forecasted range for cash flow from operations in 2007 above excludes expected cash taxes, one-time transition costs associated with the Alderwoods acquisition, and expected payments to terminate our cash balance and certain other pension plans. Cash flow from operations before these items is a non-GAAP financial measure. For a reconciliation to cash flow from operations calculated in accordance with GAAP, see "Operating and cash flow highlights" below.

    A summary of the key financial drivers and assumptions for our 2007 financial outlook are discussed below:

    Effect of Alderwoods Acquisition

    * Based on current estimates and assumptions, we expect to achieve annual pretax improvement synergies of $90 to $100 million as a result of the acquisition of Alderwoods, which occurred on November 28, 2006. This compares to our original estimate of $60 to $70 million of overhead synergies. We expect to achieve the additional synergies primarily through improved purchasing leverage, pricing initiatives, and further staffing synergies as a result of implementing standardized operating metrics. Of the $90 to $100 million of total anticipated annual synergies, we expect to realize approximately $65 to $75 million in 2007 and realize a full run-rate of the $90 to $100 million of synergies in 2008.

    * In order to achieve these synergies described above, we expect to incur approximately $66 million of one-time cash transition costs, primarily for severance expenses. This compares to our original estimate of $60 million. Approximately $27 million of these transition costs were incurred in 2006. We expect to recognize approximately $39 million in 2007, of which we estimate that $15 million will be capitalized and $24 million will be expensed.

    * We expect that the one-time financing and closing costs in connection with the acquisition will be approximately $80 million. This compares to our original estimate of $75 million. During 2006, we incurred $77 million of these costs, of which $60 million was capitalized. We expect to incur an additional $3 to $4 million of closing costs in 2007 which will be capitalized.

    Operating and cash flow highlights

    * We expect to increase funeral revenues through continued strong growth in the average revenue per funeral service primarily as a result of our initiative to realign funeral pricing towards service offerings from traditional product offerings. This expected increase in average revenue will offset expectations for lower funeral volume primarily as a result of our exit from low priced immediate cremation activities in certain markets.

    * We expect to increase preneed funeral and cemetery sales production as a result of focusing more administrative and lead procurement resources in this area.

    * We expect to realize cost savings associated with implementing standardized staffing and selling metrics in our funeral and cemetery operations. These anticipated savings are expected to help mitigate inflationary increases in fixed costs. We also plan to invest in our funeral operations to further our customer segmentation initiative, which we believe will drive incremental volume growth over time.

    * In 2007, we expect cash flows from operating activities calculated in accordance with GAAP to range from $306 to $346 million. This range includes $30 to $40 million for total expected U.S. federal cash taxes in 2007 commencing mid-year, one-time Alderwoods transition costs of approximately $24 million described above, and expected payments of approximately $40 million to terminate our cash balance and certain other pension plans. We expect cash flow from operations excluding these items described above to range from $400 to $450 million.

    * We expect total capital expenditures in 2007 to range from $150 to $180 million. The following table provides a detail of our capital spending outlook for 2007:

        In millions
        Capital improvements at
         existing facilities                          $60 to $70
        Capital expenditures to develop
         cemetery property                            $45 to $55
        Acquisition or construction of new
         funeral or cemetery facilities               $45 to $55
                                                    --------------
        Total capital expenditures                   $150 to $180

    Divestitures

    * During 2007, we intend to sell all of the properties named in the consent decree executed with the Federal Trade Commission, as well as other SCI assets previously identified as non-strategic. SCI has reached definitive agreements for disposition of most of these assets and is finalizing agreements with respect to the others. We expect that we will generate $150 to $170 million of proceeds in 2007 from these divestitures.

    * We have entered into a definitive agreement to sell Mayflower National Life Insurance Company, Alderwoods' former insurance subsidiary, for $65 million and expect to close the transaction in the first half of 2007.

    * We will continue to review and evaluate our portfolio of integrated businesses and anticipate that there could be more divestitures in 2007 due to opportunities to consolidate businesses or to rationalize additional non-strategic assets.

    Other Items

    * We expect general and administrative expenses before expected one-time Alderwoods transition costs of approximately $24 million to range from $85 to $95 million in 2007. Total general and administrative expenses calculated in accordance with GAAP are expected to range from $109 to $119 million.

    * We expect interest expense to range from $145 to $155 million in 2007. We intend to pay down the remaining balance of our $150 million term loan in the first quarter of 2007 and do not anticipate any further material debt payments in 2007.

    * We expect depreciation and amortization expense to range from $145 to $175 million in 2007. Beginning in 2007, we will reclassify within cash flows from operations our non-cash cemetery property cost of sales from working capital to amortization of cemetery property. This change will not have any impact on net earnings or cash flow from operations. The anticipated breakdown of depreciation and amortization expense in 2007 is as follows:

        In millions
        Depreciation expense                           $100 to $110
        Amortization expense                            $10 to $20
        Amortization of cemetery property               $35 to $45
                                                      ---------------
        Total depreciation and amortization expense    $145 to $175

    ASSUMPTIONS

    The outlook for 2007 above provides ranges for certain items on the income statement that could be used to calculate a broad range of diluted earnings per share from continuing operations excluding special items. However, we believe it is more appropriate to use the more likely range of diluted earnings per share from continuing operations excluding special items provided above.

    The diluted earnings per share from continuing operations excluding special items range we have provided specifically excludes any one-time transition or one-time financing and closing costs associated with the acquisition of Alderwoods. The diluted earnings per share from continuing operations excluding special items range we have provided also eliminates the revenues and operating income associated with planned divestitures and includes the benefit from the reinvestment of estimated proceeds; however, no adjustments have been made to reflect any anticipated gain or loss from the divestitures.

    The guidance range for diluted earnings from continuing operations excluding special items in 2007 assumes an effective tax rate of 35% and assumes the fully diluted weighted average shares outstanding will be approximately 290 to 295 million, excluding any potential SCI share repurchases.

    Diluted earnings per share calculated in accordance with GAAP is not currently accessible on a forward-looking basis. Our outlook for 2007 excludes the following because this information is not currently available:

    *   Gains or losses associated with asset dispositions;

    * Any net earnings or cash flow impact from the termination of our cash balance and certain other pension plans;

    * Gains or losses associated with the early extinguishment of debt or foreign currency transactions;

    * Any potential tax adjustments to reserves, payments, credits or refunds resulting from the Company's pending Internal Revenue Service audit or from the adoption of FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109"; and

    * Any potential costs associated with settlements of litigation or the recognition of receivables for insurance recoveries associated with litigation.

    CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

    The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate" or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

    * Changes in general economic conditions, both domestically and internationally, impacting financial markets (e.g., marketable security values, as well as currency and interest rate fluctuations) that could negatively affect us, particularly, but not limited to, levels of trust fund income, interest expense, pension expense, and negative currency translation effects.

    * Our ability to successfully integrate Alderwoods or that the anticipated benefits of the acquisition are not fully realized.

    * Our ability to consummate the planned divestitures and realize the anticipated proceeds within the anticipated time frame.

    * The outcomes of pending lawsuits and proceedings against us and the possibility that insurance coverage is deemed not to apply to these matters or that an insurance carrier is unable to pay any covered amounts to us.

    * The amounts payable by us with respect to our outstanding legal matters exceed our established reserves.

    * The outcome of a pending Internal Revenue Service audit and potential adjustments as a result of our adoption of FASB Interpretation No. 48. We maintain accruals for tax liabilities that relate to uncertain tax matters. If these tax matters are unfavorably resolved, we will make any required payments to tax authorities. If these tax matters are favorably resolved, the accruals maintained by us will no longer be required, and these amounts will be reversed through the tax provision at the time of resolution.

    * Our ability to manage changes in consumer demand and/or pricing for our products and services due to several factors, such as changes in numbers of deaths, cremation rates, competitive pressures and local economic conditions.

    * Changes in domestic and international political and/or regulatory environments in which we operate, including potential changes in tax, accounting and trusting policies.

    * Changes in credit relationships impacting the availability of credit and the general availability of credit in the marketplace.

    * Our ability to successfully access surety and insurance markets at a reasonable cost.

    * Our ability to successfully exploit our substantial purchasing power with certain of our vendors.

    * There can be no assurance that we will buy our common stock under our share repurchase programs. Important factors that could cause us not to repurchase our shares include, among others, restrictive covenants in our bank agreements, unfavorable market conditions, the market price of our common stock, the nature of other investment opportunities presented to us from time to time, and the availability of funds necessary to continue purchasing common stock.

    * The integration of Alderwoods may prove disruptive and could result in the combined business failing to meet our expectations.

    * The effectiveness of our internal control over financial reporting, and our ability to certify the effectiveness of the internal controls and to obtain an unqualified attestation report of our auditors regarding the effectiveness of our internal control over financial reporting.

    * Our new credit agreement and privately placed debt securities, which became effective in November 2006, contain covenants that may prevent us from engaging in certain transactions.

    For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2005 Annual Report on Form 10-K, as amended. Copies of this document as well as other SEC filings can be obtained from our website at http://www.sci-corp.com . We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

    CONFERENCE CALL AND WEBCAST

    SCI will host a conference call to discuss this news release on Tuesday, February 20, 2007, at 10:00 a.m. Central Standard Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in number is (913) 981-4913. The conference call will also be broadcast live via the internet through our website at http://www.sci-corp.com and can be accessed by clicking on "Webcasts & Presentations" in the Investors section of the website. A replay of the conference call will be available through March 6, 2007 and can be accessed at (719) 457-0820 with the confirmation code of 5319646. Additionally, a replay of the conference call will be available on our website for approximately ninety days and can be accessed by clicking on "Webcasts & Presentations" in the Investors section of the website.

    ABOUT SERVICE CORPORATION INTERNATIONAL

    Service Corporation International, headquartered in Houston, Texas, is North America's leading provider of death care products and services. At December 31, 2006, SCI owned and operated more than 2,000 funeral homes and cemeteries in 45 states, eight Canadian provinces, the District of Columbia and Puerto Rico. Through its businesses, Service Corporation International markets the Dignity Memorial(R) brand, which offers assurance of quality, value, caring service and exceptional customer satisfaction. For more information about SCI, please visit http://www.sci-corp.com . For more information about Dignity Memorial(R), please visit http://www.dignitymemorial.com .

    Contacts:

    Investors:  Debbie Young - Director / Investor Relations  (713) 525-9088

    Media:  Greg Bolton - Director / Corporate Communications (713) 525-5235

SOURCE  Service Corporation International
    -0-                             02/19/2007
    /CONTACT: investors, Debbie Young, Director-Investor Relations, +1-713-525-9088, or media, Greg Bolton, Director-Corporate Communications, +1-713-525-5235, both of Service Corporation International/
    /Web site:  http://www.sci-corp.com
                http://www.dignitymemorial.com /
    (SCI)